Form N-SAR
Item 77 Q1(e)
Exhibits
The RBB Fund, Inc.


1.    Investment Advisory Agreement between The RBB Fund,
Inc. and Matson Money, Inc. with respect to the Matson
Money U.S. Equity VI Portfolio, Matson Money
International Equity VI Portfolio and Matson Money
Fixed Income VI Portfolio is incorporated herein by reference as Exhibit (d)(6) to Post-Effective
Amendment No. 157 to the Registrant's Registration
Statement (No. 33-20827) filed on October 29, 2013.

2.    Addendum to the Investment Advisory Agreement between
The RBB Fund, Inc. and Robeco Investment Management,
Inc. with respect to the Robeco Boston Partners Global
Long/Short Fund is incorporated herein by reference as Exhibit (d)(25) to Post-Effective Amendment No. 160 to the Registrant's Registration Statement (No. 33-20827) filed on December 23, 2013.

3.    Investment Advisory Agreement between The RBB Fund,
Inc. and Scotia Institutional Asset Management U.S.
with respect to the Scotia Dynamic US Growth Fund is incorporated herein by reference as Exhibit (d)(26) to Post-Effective Amendment No. 161 to the Registrant's
Registration Statement (No. 33-20827) filed on
December 27, 2013.